UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Apartment Investment and Management Company

(Exact Name of Registrant as Specified in Its Charter)

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Investor Tax Fact Sheet

Additional Information Related to Special Dividend from

California Joint Venture and Separation Transaction

Special Dividend in connection with California Joint Venture

1.	Why is Aimco issuing a special dividend in connection with the California Joint Venture?

•

The announced $2.4bn California Joint Venture generated taxable gains in excess of the Company’s regular quarterly dividend, resulting in the Board’s declaration of a ~$1.2bn special dividend to holders of Aimco’s common stock

•	The per share amount of this special dividend is $8.20 per share

•

The special dividend will be comprised of an aggregate amount of $0.82 cash multiplied by the number of outstanding shares and the remainder in Aimco stock, at a value to be determined by the volume weighted average price over the ten trading-day period ending on the close of trading on November 24, 2020 (the “Valuation Period”)

•

Stockholders of record as of the close of business on November 4, 2020 will have the option to elect to receive the special dividend in either all cash or all stock, subject to proration if either option is oversubscribed

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To neutralize the dilutive impact of the Aimco common stock issued in the special dividend, the Board also authorized a reverse stock split, which will be effective immediately following payment of the special dividend, with both the payment and reverse stock split occurring after the close of trading on November 30, 2020 (resulting in Aimco shares, including those issued in the special dividend, trading post reverse stock split on December 1, 2020)

•	The split ratio will be determined and publicly announced following the Valuation Period

•	Total Aimco shares outstanding after the reverse stock split are expected to be unchanged from the total shares outstanding immediately prior to the special dividend distribution

2.	Who will receive the special dividend?

•	The special dividend will be distributed to holders of Aimco’s common stock as of the close of business on November 4, 2020

3.	Will all Aimco shareholders incur tax on the special dividend?

•	The special dividend will generally be treated as a taxable distribution to the extent of Aimco’s current and accumulated earnings and profits

•	The potential tax impact to shareholders varies significantly depending on each shareholder’s specific circumstances

•	Shareholders who are tax exempt will not incur tax

The announced separation of Aimco’s development / redevelopment business (~10% of GAV as of

March 31, 2020) and creation of Apartment Income REIT (“AIR”)

is expected to:

1) Make AIR more appealing to a broader range of investors

2) Significantly refresh AIR’s tax basis

3) Reduce the need for future taxable stock dividends

As a result of the transaction, future cash dividends from AIR are more likely to be taxed as return of capital or capital gains, increasing their after-tax value for taxable investors

Tax Impact From Separation Transaction

1.	Why was the transaction structured as a taxable spin-off?

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Aimco’s Board and management team believe that a taxable separation today will increase AIR’s strategic and financial flexibility to grow, return capital, and create long-term value for shareholders through the step-up in tax basis of the AIR assets

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The taxable spin-off structure has several additional benefits, including increasing the amount of net proceeds that can be retained from property sales to de-lever or reinvest and reducing the need for future taxable stock dividends

•	These important tax advantages will become even more important if future taxation of real estate transactions is increased or 1031 tax free transactions are eliminated

•	See Aimco’s September 22, 2020 press release for more details

2.	Will shareholders incur $8.00 of tax from the separation transaction?

•	No, there are many factors that will determine an individual investor’s resulting tax from the transaction, including the pro forma share price of AIR

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If the resulting tax is $8.00 per share, then that implies that AIR is trading at NAV or $50.00 per share, which relative to the last unaffected closing share price prior to the transaction announcement, implies a 49% uplift on an after tax basis (and assumes the individual investor is taxable and has a basis of $30)

•	The $8.00 per share of tax does also not take into account any potential capital loss with respect to a shareholder’s post-separation Aimco shares

•	Shareholders who are tax exempt will not incur any tax and many taxable shareholders can offset tax costs with capital loss

•	See Aimco’s September 22, 2020 press release for more details

3.	Illustrative tax impact analysis at various pro forma AIR share prices

•	The tax impact will depend on each shareholder’s specific circumstances and the pro forma trading value of AIR

	Pro Forma Share Price
Illustrative AIR Value	$30.00	$40.00	$50.00
(+) Illustrative Aimco Value	4.00	6.00	8.00

Hypothetical Total Value After Spin-off	$34.00	$46.00	$58.00
(-) Hypothetical Income Tax	(3.00)	(5.50)	(8.00)
(+) Hypothetical Tax Benefit Associated with Capital Loss[1]	2.75	2.50	2.00

Pro Forma Hypothetical Total Value After Tax	$33.75	$43.00	$52.00

Illustrative Value Creation at Unaffected Share Price[2]	(3.5%)	22.9%	48.7%

1.	Assuming a basis in pre-separation Aimco of $30.00
2.	Compared to AIV share price of $34.98 as of 9/11/20, prior to spin-off announcement

•	For additional information and illustrative tax impact at various AIR share prices and pre-spin-off Aimco tax basis, please reference the Company’s September 22, 2020 press release

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief, or expectations, including, but not limited to: statements regarding Aimco’s and AIR’s portfolio composition and their relationship following the separation; the anticipated timing, structure and benefits of the separation; and statements regarding the business strategy, management and governance of Aimco and AIR. In addition, we may not complete the separation on the anticipated terms or at all. We caution investors not to place undue reliance on any such forward-looking statements.

Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s),” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained.

Risks and uncertainties that could cause actual results to differ materially from our expectations include, but are not limited to: whether or not we complete the separation on the anticipated terms or at all; the effects of the coronavirus pandemic on Aimco’s and AIR’s respective businesses and on the global and U.S. economies generally; real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco’s and AIR’s will operate and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing and effects of acquisitions, dispositions, redevelopments and developments; changes in operating costs, including energy costs; negative economic conditions in our geographies of operation; loss of key personnel; Aimco’s or AIR’s ability to maintain current or meet projected occupancy, rental rates and property operating results; Aimco’s or AIR’s ability to meet budgeted costs and timelines, and, if applicable, achieve budgeted rental rates related to redevelopment and development investments; expectations regarding sales of apartment communities and the use of the proceeds thereof; the ability to successfully operate as two separate companies each with more narrowed focus; insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; financing risks, including the availability and cost of financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; the risk that earnings may not be sufficient to maintain compliance with debt covenants, including financial coverage ratios; legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of laws and governmental regulations that affect us and interpretations of those laws and regulations; possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco; activities by shareholder activists, including a proxy contest; Aimco’s and AIR’s relationship with each other after the consummation of the separation; the ability and willingness of Aimco and AIR and their subsidiaries to meet and/or perform their obligations under any contractual arrangements that are entered into among the parties in connection with the separation and any of their obligations to indemnify, defend and hold the other party harmless from and against various claims, litigation and liabilities; the ability to achieve some or all the benefits that we expect to achieve from the separation; and such other risks and uncertainties described from time to time in filings by Aimco and AIR with the U.S. Securities and Exchange Commission (the “SEC”).

In addition, Aimco’s current and continuing (and, after the separation, AIR’s) qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and depends on its ability to meet the various requirements imposed by the Code, through actual operating results, distribution levels and diversity of stock ownership.

Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Item 1A of Aimco’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020, and September 30, 2020, and the other documents Aimco files from time to time with the SEC. Readers should also carefully review the “Risk Factors” section of each of Aimco OP L.P.’s and AIR’s respective registration statements on Form 10 relating to the separation, preliminary versions of which were publicly filed with the SEC on November 5, 2020. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no (and disclaims any) obligation to revise or update them to reflect future events or circumstances.

We make no representations or warranties as to the accuracy of any statements or information contained in this document. It is understood and agreed that any such statements and information are not to be viewed as facts and are subject to significant business, financial, economic, operating, competitive, and other risks, uncertainties and contingencies many of which are beyond our control.

Important Additional Information and Where to Find It

In connection with any special meeting called by the Company at the demand of certain shareholders of the Company arising from Land & Buildings Investment Management’s consent solicitation (the “Special Meeting”), the Company will file a proxy statement (the “Special Meeting Proxy Statement”), together with a WHITE proxy card, with the SEC. SHAREHOLDERS ARE URGED TO READ THE SPECIAL MEETING PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Shareholders will be able to obtain, free of charge, copies of the Special Meeting Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the Special Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (https://investors.aimco.com/) or by contacting MacKenzie Partners, Inc. by phone toll-free at (800) 322-2885 or at (212) 929-5500, by email at proxy@mackenziepartners.com or by mail at 1407 Broadway, 27th Floor, New York, New York 10018.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and other employees may be deemed to be participants in the solicitation of proxies from shareholders in connection with the Solicitation. Additional information regarding the identity of these potential participants, none of whom, other than Terry Considine, the Company’s Chief Executive Officer and Chairman of the Company’s board of directors, owns in excess of one percent (1%) of the Company’s shares, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Special Meeting Proxy Statement and other materials to be filed with the SEC in connection with the Special Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2020 annual meeting of shareholders (the “2020 Proxy Statement”), filed with the SEC on March 11, 2020. To the extent holdings of the Company’s securities by such potential participants (or the identity of such participants) have changed since the information printed in the 2020 Proxy Statement, such information has been or will be reflected on Statements of Change in Ownership on Forms 3 and 4 filed with the SEC. You may obtain free copies of these documents using the sources indicated above.